Exhibit 10.2

EXCHANGE AGREEMENT

BY AND AMONG

ENERGEN RESOURCES CORPORATION

RATTLER MIDSTREAM OPERATING LLC

RATTLER MIDSTREAM GP LLC

AND

RATTLER MIDSTREAM LP

i

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of May 28, 2019, by and among Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), Rattler Midstream GP LLC, a Delaware limited liability company (the “General Partner”), Rattler Midstream Operating LLC, a Delaware limited liability company (the “Operating Company”), and Energen Resources Corporation, an Alabama corporation (“Energen”). The above-named entities are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties hereto desire to provide for the possible future exchange by Energen of OpCo Units (as defined herein) and Class B Units (as defined herein) for Common Units (as defined herein) or cash, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties intend that an Exchange (as defined herein) consummated hereunder be treated for federal income tax purposes, to the extent permitted by law, as a taxable exchange of OpCo Units and Class B Units by Energen.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Partnership Agreement (as defined below). As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Assignee” means a Person to whom a Membership Interest has been transferred in accordance with the OpCo Limited Liability Company Agreement but who has not become a Member.

“Applicable Percentage” has the meaning set forth in Section 2.1(b).

“Business Day” means Monday through Friday of each Week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Cash Amount” means an amount of cash equal to (i) the number of Tendered Units multiplied by (ii) the Current Market Price as of the date of determination.

“Cash Purchase Price” has the meaning set forth in Section 2.1(b).

“Class B Units” has the meaning set forth in the Partnership Agreement.

“Closing Price” means, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which the Common Units are listed or admitted to trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit Amount” means a number of Common Units equal to the number of Tendered Units.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Current Market Price” means, as of the date of determination, the average of the daily Closing Prices per Common Unit for the 20 consecutive Trading Days immediately prior to such date.

“Cut-Off Date” means the fifth (5th) Business Day after the Partnership’s receipt of a Notice of Redemption.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Energen” has the meaning set forth in the preamble to this Agreement and, where applicable, includes a transferee of Class B Units and OpCo Units as permitted under the Partnership Agreement.

“Exchange” means (i) a Redemption by the Partnership of one or more OpCo Units for Common Units and the Redemption Amount and (ii) the purchase of Tendered Units by the Partnership from Energen for the Cash Purchase Price and the Redemption Amount.

“Exchange Right” means the rights of Energen and the Partnership pursuant to Sections 2.1(a) and (b), respectively, of this Agreement.

“Exercise Notice” has the meaning set forth in Section 2.1(c).

“Financing Party” means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt or tax equity financing or refinancing (including letters of credit, bank guaranties or other credit support).

“General Partner” has the meaning set forth in the preamble to this Agreement.

“Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau, agency or other statutory body, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing (including the New York Stock Exchange and NASDAQ Stock Market), in each case, that has jurisdiction or authority with respect to the applicable Party.

“Holder” means either (a) a Member or (b) an Assignee that owns an OpCo Unit.

“Laws” means any and all applicable (a) laws, constitutions, treaties, statutes, codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (b) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions and awards of any Governmental Entity, and (c) policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, and the term “applicable,” with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Member” has the meaning set forth in the OpCo Limited Liability Company Agreement.

“Membership Interest” has the meaning set forth in the OpCo Limited Liability Company Agreement.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act (or successor to such Section)) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

“Notice of Redemption” has the meaning set forth in Section 2.1(a)(i).

“OpCo Limited Liability Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Operating Company, dated February 18, 2019, as may be amended from time to time.

“OpCo Units” has the meaning set forth in the Partnership Agreement.

“Operating Company” has the meaning set forth in the preamble to this Agreement.

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Rattler Midstream LP, dated May 28, 2019, as may be amended from time to time.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Redemption” has the meaning set forth in Section 2.1(a).

“Redemption Amount” means an amount equal to the product of the number of Tendered Units multiplied by the Class B Capital Contribution Per Unit Amount (as defined in the Partnership Agreement).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Specified Redemption Date” means the fifteenth (15th) Business Day after the receipt by the Operating Company of a Notice of Redemption (or an election to receive the Common Unit Amount and the Redemption Amount in respect of Tendered Units) or as otherwise agreed to in writing by the parties hereto.

“Tendered Units” has the meaning set forth in Section 2.1(a).

“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted to trading is open for the transaction of business.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Unit” has the meaning set forth in Section 2.1(a).

Section 1.2    Gender. For the purposes of this Agreement, the words “it,” “he,” “his” or “himself’ shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

EXCHANGE

Section 2.1    Redemption and Purchase Rights.

(a)    Subject to Section 4.4(b) of the OpCo Limited Liability Company Agreement, Energen shall have the right, at any time and from time to time (subject to the terms and conditions set forth herein), to require the Partnership to redeem (each, a “Redemption”) all or a portion of the Class B Units held by Energen, which must be accompanied by an equal number of OpCo Units held by Energen (one OpCo Unit and one Class B Unit are referred to herein as one “Unit”, and Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”), in exchange for the Common Unit Amount and the Redemption Amount. The Partnership shall deliver to Energen the Redemption Amount on the same date that it delivers the Common Unit Amount.

(i)    If Energen desires to exercise its right to require a Redemption, it shall deliver a written notice to the Partnership and the Operating Company specifying the number of Units Energen desires to tender for redemption (the “Notice of Redemption”). The Partnership shall not be obligated to effect a Redemption until the Specified Redemption Date (it being understood that the Partnership will not be required to consummate such Redemption with respect to any Tendered Units that are purchased by the Partnership pursuant to Section 2.1(b)).

(ii)    The Common Unit Amount shall be delivered by the Partnership on or before the Specified Redemption Date as duly authorized, validly issued, fully paid and non-assessable Common Units (except as such nonassessability may be affected by Sections 17-303, 17-607 or 18-704 of the Delaware LP Act), free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the Partnership Agreement, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding any delay in such delivery, Energen shall be deemed the owner of such Common Units for all purposes, including, without limitation, rights to vote and consent, receive distributions, and exercise rights, as of the Specified Redemption Date. Common Units issued upon a Redemption pursuant to this Section 2.1(a) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Partnership in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(b)    In lieu of any Redemption described in Section 2.1(a), the Partnership may, in its sole and absolute discretion (but subject to the approval of the Conflicts Committee), offer to purchase some or all of the Tendered Units (such amount, expressed as a percentage of the total number of Tendered Units rounded up to the nearest Unit, being referred to as the “Applicable Percentage”) from Energen by delivering a written notice of such election on or before the close of business on the Cut-Off Date. If Energen accepts such offer in writing, on the Specified Redemption Date Energen shall sell such number of the Tendered Units to the Partnership in exchange for a cash sum (the “Cash Purchase Price”) equal to (x) the Redemption Amount plus (y) the product of the Cash Amount and the Applicable Percentage. If the Partnership offers, subject to the approval of the Conflicts Committee, to purchase some or all of the Tendered Units and Energen accepts such offer:

(i)    the Cash Purchase Price shall be delivered, in Energen’s sole and absolute discretion, by wire transfer or as a certified or bank check payable to Energen, in each case in immediately available funds and on or before the Specified Redemption Date; and

(ii)    the remaining Tendered Units shall be subject to Redemption pursuant to Section 2.1(a).

(c)    In the event the Partnership elects to exercise its offer rights pursuant to Section 2.1(b), the Partnership shall provide a written notice to that effect (an “Exercise Notice”) to the Operating Company and Energen on or before the close of business on the Cut-Off Date. The failure of the Partnership to provide an Exercise Notice by the close of business on the Cut-Off Date shall be deemed to be an election by the Partnership not to make an offer to purchase any of the Tendered Units. Energen shall have five (5) Business Days after receipt of the Exercise Notice to give written notice of acceptance.

(d)    Without limiting the remedies of Energen, if the Partnership offers to purchase some or all of the Tendered Units under Section 2.1(b) for the Cash Purchase Price and Energen accepts, and the Cash Purchase Price is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Purchase Price from the day after the Specified Redemption Date to and including the date on which the Cash Purchase Price is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the United States Internal Revenue Service.

(e)    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to Section 2.1(a), or any purchase of Units by the Partnership pursuant to Section 2.1(b) hereof:

(i)    Without the consent of the Partnership, Energen may not effect a Redemption for (A) less than one thousand (1,000) Units or (B) if Energen holds less than one thousand (1,000) Units, all of the Units held by Energen.

(ii)    If (A) Energen surrenders Tendered Units during the period after the Record Date with respect to a distribution payable to Holders of OpCo Units, and before the record date established by the Partnership for a distribution to its unitholders of some or all of its portion of such Operating Company distribution, and (B) the Partnership elects to purchase any of such Tendered Units pursuant to Section 2.1(b), then Energen shall pay to the Partnership on the Specified Redemption Date an amount in cash equal to the Operating Company distribution paid or payable in respect of such Tendered Units.

(iii)    Notwithstanding anything to the contrary herein, the consummation of a Redemption pursuant to Section 2.1(a) hereof or a purchase of Tendered Units by the Partnership pursuant to Section 2.1(b) hereof, as the case may be, shall not be permitted to the extent the Partnership determines that such Redemption or purchase (A) would be prohibited by applicable law or regulation (including, without limitation, the Securities Act, the Delaware LLC Act or the Delaware LP Act) or (B) would not be permitted under the Partnership Agreement, the OpCo Limited Liability Company Agreement or any other agreements to which the Partnership or the Operating Company may be party or any written policies of the Partnership related to unlawful or improper trading (including, without limitation, the policies of the Partnership relating to insider trading).

(f)    The Partnership, the Operating Company and Energen shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Operating Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any Common Units are to be delivered in a name other than that of Energen, then Energen and/or the person in whose name such shares are to be delivered shall pay to the Operating Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Partnership that such tax has been paid or is not payable.

Section 2.2    Expiration. In the event that the Operating Company is dissolved pursuant to the OpCo Limited Liability Company Agreement, any Exchange Right pursuant to Section 2.1 of this Agreement shall terminate upon final distribution of the assets of the Operating Company pursuant to the terms and conditions of the OpCo Limited Liability Company Agreement.

Section 2.3    Adjustment. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the OpCo Units, Common Units or Class B Units, as applicable, are converted or changed into another security, securities or other property, then upon any subsequent Exchange, Energen shall be entitled to receive the amount of such security, securities or other property that Energen would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the OpCo Units, Common Units or Class B Units, as applicable, are converted or changed into another security, securities or other property, this Section 2.3 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “OpCo Units,” “Common Units” or “Class B Units” shall be deemed to include, any security, securities or other property of the Operating Company or the Partnership, as applicable, which may be issued in respect of, in exchange for or in substitution of the OpCo Units, Common Units or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by email, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to each other Party at the address set forth below; provided that to be effective any such notice sent originally by email must be followed within two (2) Business Days by a copy of such notice sent by overnight courier service:

If to the Partnership:

Rattler Midstream LP

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

If to Energen:

Energen Resources Corporation

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

If to the General Partner:

Rattler Midstream GP LLC

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

If to the Operating Company:

Rattler Midstream Operating LLC

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by email, if received prior to 5 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5 p.m., recipient’s time; and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

Section 3.2    Time is of the Essence. Time is of the essence of this Agreement; provided, however, notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

Section 3.3    Assignment. No Party will convey, assign or otherwise transfer either this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other Parties hereto (in each of such Party’s sole and absolute discretion). Any such prohibited conveyance, assignment or transfer without the prior written consent of the other Parties will be void ab initio. Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of a Party’s rights, title and interest under this Agreement, including any amounts payable to such

Party under this Agreement, to a bona fide Financing Party as security for debt financing to such Party or one of its Affiliates, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such Party or one of its Affiliates under the financing agreements entered into with the Financing Parties.

Section 3.4    Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement.

Section 3.5    Captions. All Section titles or captions contained in this Agreement or in the table of contents of this Agreement are for convenience only and shall not be deemed to be a part of this Agreement or affect the meaning or interpretation of this Agreement.

Section 3.6    Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If any term or provision of this Agreement is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Agreement. Upon determination that any other term or provision of this Agreement is invalid, void, illegal or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 3.7    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

(b)    Each of the Parties:

(i)    irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among the Parties, or the rights or powers of, or restrictions on, the Parties) shall be exclusively brought in the District Court of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)    irrevocably submits to the exclusive jurisdiction of the District Court of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the District Court of Texas or of any other court to which proceedings in the Court of Chancery of the State of Texas may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law; and

(vi)    IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

Section 3.8    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and this Agreement supersedes all prior negotiations, agreements or understandings of the Parties of any nature, whether oral or written, relating thereto.

Section 3.9    Amendment. This Agreement may be modified, amended or supplemented only by written agreement executed by the Parties.

Section 3.10    Successors and Assigns. Except as contemplated by Section 3.3, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 3.11    Counterparts. This Agreement may be executed in counterparts (which may be delivered by electronic transmission). Each counterpart when so executed and delivered shall be deemed an original, and both such counterparts taken together shall constitute one and the same instrument.

Section 3.12    Tax Matters.

(a)    If the Partnership or the Operating Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Partnership or the Operating Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, without limitation, at its option withholding from, and paying over to the appropriate taxing authority, any consideration otherwise payable to Energen under this Agreement, and any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary herein, each of the Partnership and the Operating Company may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging holder of Tendered Units deliver to the Partnership or the Operating Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b).

(b)    This Agreement shall be treated as part of the OpCo Limited Liability Company Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Rattler Midstream GP LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Rattler Midstream LP

By:	Rattler Midstream GP LLC,
its general partner

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Rattler Midstream Operating LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Energen Resources Corporation

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary

[Signature Page to Exchange Agreement]